EXHIBIT 15

October 25, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that our reports dated April 18, 2001 and July 16, 2001 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 2001 and June 30, 2001, respectively, and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated October 30, 2001.

Yours very truly,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan